UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2024

COMMUNITY WEST BANCSHARES
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	000-23575 (Commission File Number)	77-0446957 (I.R.S. Employer Identification No.)

 445 Pine Avenue, Goleta, CA 93117

(Address of principal executive office, including Zip Code)

(805) 692-5821

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock	CWBC	NASDAQ

Introductory Note

Effective at 12:01 a.m. (Pacific Daylight Time) on April 1, 2024 (the “Effective Time”), pursuant to the Agreement and Plan of Reorganization and Merger, dated as of October 10, 2023 (the “Merger Agreement”), between Community West Bancshares, a California corporation (the “Company”), and Central Valley Community Bancorp, a California corporation (“Central Valley”), the Company merged with and into Central Valley with Central Valley continuing as the surviving corporation (the “Corporate Merger”).

Item 2.01. Completion of Acquisition or Disposition of Assets.

As referenced above, on April 1, 2024, pursuant to the Merger Agreement, the Company merged with and into Central Valley with Central Valley continuing as the surviving corporation. Following the Corporate Merger, Community West Bank, a wholly owned subsidiary of the Company, merged with and into Central Valley Community Bank, a wholly owned bank subsidiary of Central Valley, with Central Valley Community Bank continuing as the surviving banking institution (the “Bank Merger”, and collectively with the Corporate Merger, the “Mergers”).

Pursuant to the Merger Agreement, shares of Company common stock were converted into the right to receive 0.79 of a share of common stock of Central Valley for each share of Company common stock held immediately prior to the Effective Time of the Corporate Merger, with cash to be paid in lieu of any fractional shares of common stock of Central Valley (the “Merger Consideration”). At the Effective Time, (i) each outstanding unvested Company restricted stock award automatically vested in full and will be entitled to the Merger Consideration, less any applicable taxes required to be withheld with respect to such vesting., (ii) each outstanding unvested Company stock option automatically vested in full, and each outstanding stock option was substituted for a stock option issued by Central Valley for the right to receive a number of shares of Central Valley’s common stock at an exercise price, both adjusted for the Merger Consideration.

As a result of the Mergers, Central Valley will issue approximately 7,038,220 shares of Central Valley common stock and reserve 390,462 shares of common stock for the substituted Company stock options. Former holders of Company common stock as a group have the right to receive shares of Central Valley common stock in the Merger constituting approximately 37% of the outstanding shares of Central Valley common stock immediately after the Merger. As a result, holders of Central Valley common stock immediately prior to the Merger, as a group, own approximately 63% of the outstanding shares of Central Valley common stock immediately after the Merger.

Effective with the Merger, the corporate name of Central Valley was changed to Community West Bancshares and its trading symbol on the NASDAQ Capital Market was changed to “CWBC”.

The foregoing description of the Mergers and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated herein by reference from Exhibit 2.1 included with this report.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 28, 2024, the Company notified the NASDAQ Capital Market (“NASDAQ”) that trading in the Company common stock should be halted prior to market open on April 1, 2024, and that the listing of the Company common stock should be removed. The Company requested that NASDAQ file a notification of removal from listing of the Company common stock on Form 25 with the Securities and Exchange Commission, which NASADQ did on March 28, 2024. Central Valley, as successor to the Company, intends to file a Form 15 with respect to the Company requesting the deregistration of the Company common stock under Section 12 of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth under Item 2.01 and Item 3.01 is incorporated into this Item 3.03 by reference.

Item 5.01. Changes in Control of Registrant.

The information set forth under Item 2.01 is incorporated into this Item 5.01 by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2024, effective upon the consummation of the Corporate Merger, the Company’s directors and executive officers ceased serving in such capacities.

Item 8.01. Other Events.

On April 1, 2024, Central Valley issued a press release announcing the completion of the Mergers. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Reorganization and Merger by and among Central Valley Community Bancorp and Community West Bancshares, dated October 11, 2023, incorporated by reference to Exhibit 2.1 on Form 8-K filed with the SEC on October 11, 2023.

99.1	Central Valley Press Release dated April 1, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY WEST BANCSHARES
(formerly Central Valley Community Bancorp, as
Successor by merger to Community West Bancshares)

By:	/s/ Martin E. Plourd
Name:	Martin E. Plourd
Title:	President

Date: April 5, 2024